UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2013

SOLLENSYS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

______

(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

In connection with the acquisition of Sollensys Co. Ltd., a South Korean corporation the audited financial statements for the years ending December 31, 2011 and 2010 are shown in the following tables:

Sollensys Co. Ltd.

December 31, 2011 and 2010

Index to the Consolidated Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets at December 31, 2011 and December 31, 2010	F-2

Statements of Operations and Comprehensive Loss for the Year Ended December 31, 2011 and for the period from May 27, 2010 (Inception) through December 31, 2010, and for the period from May 27, 2010 (Inception) through December 31, 2011

F-3

Statement of Stockholders’ Equity (Deficit) for the Period from May 27, 2010 (Inception) through December 31, 2011	F-4

Statements of Cash Flows for the Year Ended December 31, 2011 and  for the period from May 27, 2010 (Inception) through December 31, 2010, and for the period from May 27, 2010 (Inception) through December 31, 2011

F-5

Notes to the Financial Statements	F-6

2

Certified Public Accountants |  280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Sollensys

We have audited the accompanying balance sheets of Sollensys as of December 31, 2011 and 2010, and the related statements of   operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2011, for the period since inception (May 27, 2010) through December 31, 2010, and the period since inception (May 27, 2010) through December 31, 2011. Sollensys’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles  used  and  significant  estimates  made  by  management,  as  well  as  evaluating  the  overall  financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sollensys as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, for the period since inception (May 27, 2010) through December 31, 2010, and for the period since inception (May 27, 2010) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant losses.  These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ EFP Rotenberg, LLP
Rochester, New York
April 22, 2013

 Sollensys Co. Ltd.

(A Development Stage Company)

Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$28,398	$157,752
Other receivable	30,913	397,633
Prepaid expenses	19,952	19,183

Total Current Assets	79,263	574,568

Property, Plant, Equipment
Buildings	2,815,621	2,815,621
Machinery	1,939,553	2,193,678
Vehicles	105,262	105,262
Furniture & office equipment	90,155	70,752
Facilities	32,301	28,215
Accumulated depreciation	(452,435)	(92,273)

Total Property, Plant, Equipment, Net	4,530,457	5,121,255

Intangible Assets
Patents	7,452	-
Trademarks	769	-
Software	5,850	-
Accumulated Amortization	(1,673)

Total Intangible Assets	12,398	-

Other Assets
Deposits	113,424	157,849

TOTAL ASSETS	$4,735,542	$5,853,672

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$2,257,040	$2,198,358
Deferred Revenue	38,350	-
Note payable - related party	531,266	90,000
Notes payable and advances	450,000	-
Bonds with warrants	126,000	-
Discount on Bond	(27,027)	-
Derivative warrant liability	164,823

Total Current Liabilities	3,540,452	2,288,358

LONG-TERM LIABILITIES

Long-term loans - related party	25,200	-
Long-term loans	3,240,000	2,970,000

Total Long-Term Liabilities	3,265,200	2,970,000

TOTAL LIABILITIES	6,805,652	5,258,358

EQUITY (DEFICIT)

Common stock: 2010: $4 par value, 5,000,000 shares authorized;
2011: $4.50 par value, 5,000,000 shares authorized;
401,804 and 360,000 shares issued and outstanding, respectively	1,628,118	1,440,000
Additional paid-in capital, net of costs	1,417,935	-
Deficit accumulated during the development stage	(5,296,163)	(1,024,686)
Accumulated other comprehensive income	180,000	180,000

Total Stockholders' Equity (Deficit)	(2,070,110)	595,314

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,735,542	$5,853,672

See accompanying notes to the financial statements

Sollensys Co. Ltd.

(A Development Stage Company)

Statements of Operations and Comprehensive Loss

			For the Period from
	Year	Year	May 27, 2010
	Ended	Ended	(inception) through
	December 31, 2011	December 31, 2010	December 31, 2011

Revenue earned during the development stage	$70,824	$-	$70,824

Cost of Services	619,557	-	619,557

Gross Profit	(548,733)	-	(548,733)

Operating Expenses:

Research and development	1,214,504	575,205	1,789,709
General and administrative expenses	2,579,167	572,076	3,151,243
Amortization expense	1,673	-	1,673
Depreciation expense	360,162	92,273	452,435

Total Operating Expenses	4,155,506	1,239,554	5,395,060

Loss from Operations	(4,704,239)	(1,239,554)	(5,943,793)

Other (Income) Expenses

Foreign currency transaction (gain) loss	113	5	118
Other income	(692,141)	(236,188)	(928,329)
Interest expense	129,565	21,315	150,880
Change in the fair value of derivative liability	129,701	-	129,701

Other (Income) Expenses, net	(432,762)	(214,868)	(647,630)

Loss before income taxes	(4,271,477)	(1,024,686)	(5,296,163)

Provision for income taxes	-	-	-

Net loss	(4,271,477)	(1,024,686)	(5,296,163)

Comprehensive Loss:
Net loss	$(4,271,477)	$(1,024,686)	$(5,296,163)
Foreign currency translation gain	-	180,000	180,000

Comprehensive loss	$(4,271,477)	$(844,646)	$(5,116,163)

Net Loss Per Common Share - basic and diluted	$(10.88)	$(3.28)	$(14.61)

Weighted Average Common Shares Outstanding:
- basic and diluted	392,669	312,102	362,547

See accompanying notes to the financial statements

Sollensys Co. Ltd.

(A Development Stage Company)

Statement of Stockholders' Equity (Deficit)

For the Period from May 27, 2010 (inception) through December 31, 2011

				Accumulated Other	Deficit accumulated
			Additional	Comprehensive loss	during the
	Common Stock		Paid-in	Foreign Currency	Development	Total
	Shares	Amount	Capital	Translation loss	Stage	Equity (Deficit)

Shares issued at par upon formation	30,000	$120,000	$-	$15,000	$-	$135,000

Common shares subscribed on private placement
at par in June 2010	330,000	1,320,000	-	165,000		1,485,000

Net Loss					(1,024,686)	(1,024,686)

Balance, December 31, 2010	360,000	1,440,000	-	180,000	(1,024,686)	595,314

Common shares subscribed on private placement
at $31.23 per share in February 2011	28,419	127,885	759,736	-	-	887,621

Common shares subscribed on private placement
at $36 per share in March 2011, net of costs	7,500	33,750	235,019	-	-	268,769

Common shares subscribed on private placement
at $76.50 per share in June 2011, net of costs	5,885	26,483	423,180	-	-	449,663

Net Loss				-	(4,271,477)	(4,271,477)

Balance, December 31, 2011	401,804	$1,628,118	$1,417,935	$180,000	$(5,296,163)	$(2,070,110)

See accompanying notes to the financial statements

Sollensys Co. Ltd.

(A Development Stage Company)

Statements of Cash Flows

			For the Period from
	Year	Year	December 7, 2007
	Ended	Ended	(inception) through
	December 31, 2011	December 31, 2010	December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,271,477)	$(1,024,686)	$(5,296,163)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization expense	1,673	-	1,673
Depreciation expense	360,162	92,273	452,435
Discount on bond payable	8,095	-	8,095
Derivative warrant liability	129,701	-	129,701
Changes in operating assets and liabilities:
Other receivable	366,720	(397,633)	(30,913)
Prepaid expenses	(769)	(19,183)	(19,952)
Accounts payable and accrued expenses	58,682	2,198,358	2,257,040
Deferred Revenue	38,350	-	38,350
Deposits	44,425	(157,849)	(113,424)

Net cash provided by (used in) operating activities	(3,264,438)	691,280	(2,573,158)

CASH FLOWS FROM INVESTING ACTIVITIES

Puchase of buildings	-	(2,815,621)	(2,815,621)
Purchase/Disposition of machinery	254,125	(2,193,678)	(1,939,553)
Purchase of vehicles	-	(105,262)	(105,262)
Purchase of furniture	(19,403)	(70,752)	(90,155)
Facilities improvements	(4,086)	(28,215)	(32,301)
Purchase of intangile assets	(14,071)	-	(14,071)

Net cash flows used in investing activities	216,565	(5,213,528)	(4,996,963)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable - related party	441,266	90,000	531,266
Proceeds from notes payable and advances	450,000	-	450,000
Proceeds from long-term loans	295,200	2,970,000	3,265,200
Proceeds from bonds payable	126,000	-	126,000
Proceeds from sale of common shares, net of costs	1,606,053	1,440,000	3,046,053

Net cash flows provided by financing activities	2,918,519	4,500,000	7,418,519

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	180,000	180,000

NET CHANGE IN CASH	(129,354)	157,752	28,398

CASH BALANCE AT BEGINNING OF YEAR	157,752	-	-

CASH BALANCE AT END OF YEAR	$28,398	$157,752	$28,398

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest	$121,470	$10,894	$132,364
Cash paid for income taxes	$-	$-	$-

See accompanying notes to the financial statements

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Note 1 - Organization and Operations

Sollensys Co Ltd, a development stage company, (the “Company”) was incorporated on May 27, 2010 under the laws of South Korea.

The Company is engaged in capacitive touch sensor module manufacturing, smart UI convergence & consulting and other touch application business. Sollensys is differentiated by its high level of industry insight and expertise, excellent business networks, and a production yield of more than 90%. However, due to the lack of funding, the Company substantially curtailed its operations.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. Although the Company has recognized some nominal amount of revenue since inception, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of software platform; income tax rate, income tax provision, deferred tax assets and valuation allowance of deferred tax assets; revenue realized or realizable and earned; sales returns and allowances; its subsidiary’s functional currency and foreign currency exchange rate; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities - Derivative Warrant Liabilities

The Company is required to use Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities, revalue its derivative warrant liability at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative warrant liability.

Derivative Warrant Liability

The Company evaluates its notes, convertible debt, share options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification.  The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense.  Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.  Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company follows Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.   The adoption of Section 815-40-15 has affected the accounting for certain freestanding warrants that contain exercise price adjustment features.

The Company marks to market the fair value of the embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which includes software platform is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Management periodically reviews the recoverability of software platform. Management takes into consideration various information including, but not limited to, results of business activities conducted to date, estimated future prices and reports and opinions of outside consultants.  When it is determined that a project will be abandoned or its carrying value has been impaired, a provision is made for any expected loss on the project.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations. The Company ceased operations in early 2012 due to lack of funds and took an impairment loss on machinery of $747,392.

Intangible Assets

The Company’s acquired intangible assets with definite lives primarily consist of patents and software licenses and are amortized over periods typically from three to seven years. The following table summarizes the components of gross and net intangible asset balances as of December 31, 2011 and 2010:

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

	2011			2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite lived and amortizable acquired intangible assets	$14,064	$(1,673)	$12,398	$-	$-	$-
Indefinite lived and non-amortizable trademarks	-	-	-	-	-	-

Total acquired intangible assets	$14,064	$(1,673)	$12,398	$-	$-	$-

Amortization for the next five years is as follows:

2013	$ 3,346
2014	$ 3,346
2015	$ 3,346
2016	$ 2,360
2017	-

Buildings, Machinery, Office Equipment, and Other Fixed Assets

Fixed assets recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of fixed assets is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life.  Upon sale or retirement of the asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Asset	Useful Life (in years)
Building	40 years
Machinery	5 years
Facilities	5 years
Vehicle and transportation	5 years
Fixtures	5 years

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and cash equivalents.

Inventories

The Company values inventories, consisting of raw materials, packaging material and finished goods, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, and (vi) component and packaging obsolescence.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

The Company ceased operations in early 2012 due to lack of funds and wrote off unusable inventory in the amount of $131,536.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The following table presents our revenues by revenue source:

	Year Ended December 31,
	2011	2010

Microchip Technology Korea	$3,870	$-

Pointchips	43,686
H&T Electronics	13,095

Kong Profit Technology	10,173

Total revenues	$70,824	$-

Deferred Revenue

For government grants related to reimbursements of capital expenditures, the government grants are recognized as a reduction of the basis of the asset and recognized in the statements of operations over the estimated useful life of the depreciable asset as a reduced depreciation expense. Deferred revenue is amortized into income over the estimated useful life of the related equipment. As of December 31, 2011 and  2010, the Company had $38,350 and $0, respectively, in deferred revenue.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Research and Development Costs

Pursuant to FASB statement No. 142, all of the Company’s costs for research and development were expensed as incurred.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or South Korean Won.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in years and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The financial records of the Company are maintained in its local currency, the South Korean Won (“KRW”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements.  Translation of amounts from KRW into U.S. dollars has been made at the following exchange rates for the respective periods:

	December 31, 2011	December 31, 2010
Balance sheets	0.0009	0.0009

Statement of operations and comprehensive income (loss)	0.0009	0.0009

Statement of cash flows	0.0009	0.0009

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components.  Comprehensive income (loss), for the Company, consists of net loss and foreign currency translation adjustments and is presented in the Company’s statements of operations and comprehensive income (loss) and stockholders’ equity.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

The following table shows the weighted-average number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation as they were anti-dilutive:

	Potentially Outstanding Dilutive Common Shares
	For the Fiscal Year Ended December 31, 2011	For the Period from May 27, 2010 (Inception) through December 31, 2010

Warrants issued in connection with the notes payable issued on March 9, 2011 with an exercise price of $31.36 per common share expire on March 9, 2014.	6,285	-

Total potentially outstanding dilutive common shares	6,285	-

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-05

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-10

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-10 “Property, Plant and Equipment: Derecognition of in Substance Real Estate-a Scope Clarification” (“ASU 2011-09”). This Update is to resolve the diversity in practice as to how financial statements have been reflecting circumstances when parent company reporting entities cease to have controlling financial interests in subsidiaries that are in substance real estate, where the situation arises as a result of default on nonrecourse debt of the subsidiaries.

The amended guidance is effective for annual reporting periods ending after June 15, 2012 for public entities. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2011-12

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-12 “Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). This Update is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of Update 2011-05.

All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Note 3 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit and working capital deficiency at December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Related Party Transactions

Related Parties

From time to time, the Company receives advances from the representative director and Company’s employee for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Advances from the related party at December 31, 2011 and 2010 consisted of the following:

	December 31, 2011	December 31, 2010

Related Party Advances	$531,266	$90,000

	$531,266	$90,000

At December 31, 2010, the representative director of the Company held 26% (15,600 common shares out of 60,000 common shares of GTI) shareholdings in GTI Corporation. As at December 31, 2011, total shareholdings of the representative director and management of the Company was 81% (48,600 common shares out of 60,000 shares). Other than the shareholdings held by the management of the Company, the Company did not have any other interest in GTI Corporation.

Transactions with GTI Corporation for the years ended December 31, 2011 and 2010 are as follow:

	USD
For the year ended December 31,	2011	2010
Design service income	1,249	180,000
Purchase of Machinery	50,850	-
Long term borrowing	25,200	-

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Balances due to GTI Corporation as of December 31, 2010 and 2011 are as follow:

	USD
December 31,	2011	2010
Long term borrowings from related party	25,200	-

Note 5 - Legal Proceedings

1. Law suit against the Company by former employees

Due to shortage of operating funds, the Company suspended its operation in January 2012 and all of the employees and management resigned before February 29, 2012. The Company was unable to timely pay unpaid salaries because of shortage of funds.

As a consequence, on June 2012, four former employees of the Company accused of the Company for violation of Standard Labor Law of Korea and a criminal law suit was filed with Gwangju District Court of Korea against the Company. However, as the Company reached agreements with the four former employees on November 2012 to pay $32,986 (net of withholdings)  for the unpaid salaries and severance benefits, the law suit was rejected by the Gwangju District Court on November 2012. On November 2012, the Company also reached agreements with other former employees and management of the Company, other than the four former employees, to pay for $805,116 (net of withholdings) as unpaid salaries and severance benefits. These agreements resulted that the Company is liable to pay $830,902 in total, net of withholdings, to its former employees and management, and the total amount was composed of as shown in the following table:

 (Unit: USD)

Year	Unpaid salaries	Severance Benefit	Total
2011	551,469	36,178	587,647
2012	-	115,831	115,831
Total	551,469	152,009	703,477

An additional $134,624 was incurred for 2012 and of the total $830,902, the Company was liable to pay for its former employees and management by the agreements, $487,560 was paid through March 2012 to December 2012. The Company is planning to pay $343,342 on March 31, 2013 according to the agreements. According to the agreements, the Company was not liable for any other liabilities to its former employees and management rather than the agreed unpaid salaries and severance benefits.

As at December 31, 2011, before recognition of the effects from above agreements, the total Accrued Salaries on the balance sheets was $551,469, net of withholdings. To reflect the agreements reached in 2012, the Company additionally recognized $36,178 of Accrued Expenses in its accompanying financial statements ended December 31, 2011.

The former employees of the Company seized provisionally the Company’s movable assets (including bank accounts) and immovable assets (19 provisional seizures in total) to secure their unpaid salaries. However, as the Company and the former employees reached agreements, they are in the process of withdrawing their provisional seizures on the Company’s assets.

2. Law suit against the Company by KIAT(Korea Institute for advancement of Technology)

The Company was selected as a technology development company for “2011 Touch Convergence Cluster Project” and received $414,000 from government subsidies in 2011 for the technology development. On January 2012, the Company suspended its operation and all of the employees resigned due to shortage of operating funds. As a consequence, the ongoing technology development was suspended and the Company was unable to timely report technology development status to KIAT.

As the Company’s operation was suspended and the Company was unable to perform timely reporting to KIAT about the technology development status, KIAT asked the Company to submit evidences and output of the technology development by November 16, 2012 to analyze whether the government subsidies were properly spent for the technology development or not. Upon the request of KIAT, the Company turned in the required data on April, October, and November 2012.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

On October 2012, KIAT also filed a lawsuit with Gwangju District Court of Korea against the Company to recover the government subsidies. The Company expects that the first trial for the lawsuit would be held after March 2013. On November 26, 2012, KIAT and the Company had a meeting to reach an agreement but no agreement was made.

The lawsuit is in early stage and the result of the lawsuit cannot be reasonably estimated due to high uncertainty. The maximum loss estimation to the Company that would arise from the lawsuit is estimated as $414,000 and no accruals have been recognized in the accompanying financial statements for the lawsuit due to the high uncertainty. No assets of the Company have been seized by KIAT for the lawsuit.

Note 6 - Creditor actions

As the Company experienced shortage of operating funds in 2010 and 2011, the Company was unable to pay its various liabilities on timely basis. As a result, various creditors of the Company, including suppliers, employees, tax authority, national pension service, etc, seized or provisionally seized the Company’s movable and immovable assets, including the Company’s bank accounts, throughout January 2012 to January 2013.

As at December 31, 2011, below assets were seized by creditors of the Company;

USD

Assets seized or provisionally seized	Book value of asset as of Dec.31, 2011	Creditors who seized assets	Remarks
Bank deposits	28,397	National Pension Service of Korea	Bank deposits and bank accounts are provisionally seized.

As explained in “Note 5-Legal Proceedings” to the financial statements, as the Company suspended its operation in January 2012 and was unable to timely pay unpaid salaries, four former employees of the Company accused of the Company for violation of Standard Labor Law of Korea and seized the Company’s properties. As a result, on June 2012, a criminal law suit was filed with Gwangju District Court of Korea against the Company. However, as the Company agreed to pay unpaid salaries and severance benefits with the employees, the criminal law suit was rejected by the court, and the employees are removing their seizes on company assets.

On July 2012, Gwangju District Court of Korea decided commencement of compulsory auction of the Company’s all furniture and equipment. On August 24, 2012, an auction was held and the Company’s furniture and equipment was sold in the auction at USD $34,353. The total net proceeds from the dispositions of furniture and equipment, USD $33,189 (net of fees), were devoted to pay Other Payables of the Company. As a result of such dispositions, USD $34,518 of loss from disposition was recognized in August 2012 in the Company’s financial statements.

On August 2012, Gwangju District Court of Korea decided commencement of compulsory auction of the Company’s building. Though the auction date has not been determined, the Company estimates that the auction would be held on late April 2013.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

As at September 30, 2012, the Company’s assets seized by creditors are as follows:

USD

Assets seized or provisionally seized	Book value of asset as of Sep 30, 2012	Creditors who seized assets	Remarks
Bank deposits	28,437	National Pension Service of Korea Hyundai Capital Co.,Ltd., Bukgwangju District Tax Office, Gwangju City Buk-Gu Office, Woori Financial Co.,Ltd.	Bank deposits and bank accounts are provisionally seized.
Buildings, machinery	5,175,132	Former employees(52persons), National Pension Service, Gwangju City Buk-Gu Office, Sooyangchemtech co.,Ltd., Microimage Ltd., Changhyun Cho,Youngjin Construction Inc., OSUNGLST Co.,Ltd.
Rent deposits	118,649	Korea Credit Guarantee Find, Gwangju Metropolitan City, Former employees(2 persons)

As the Company and former employees of the Company reached agreements in November 2012 to pay for unpaid salaries and severance benefits, 33 seizes(or provisional seizes) on company assets were removed after September 2012. The Company expects that remaining seizes (or provisional seizes) will be further removed as the Company pays its creditors including former employees.

Note 7 - Other Income

Government Grants

Grants received from the Government for assisting the Company’s technical research and development are recognized as other income when the proceeds are earned and received or collectible. For the years ended December 31, 2011 and 2010, $680,157 and $0 were received as grants from the Government and were recognized as other income.

Design service to GTI Corporation

On November 2010, the Company entered “Inspection Equipment Design Service Contract” with GTI Corporation. GTI Corporation was a company set up by third parties to exclusively sell equipments the Company manufactures. However, as the Company suspended its operation in January 2012, no such sales occurred. As explained in Note 4 - Related Party Transactions, management members of the Company were holding shareholdings in GTI Corporation. The design service was completed in December 2010 and revenue from the design service of USD $180,000 was all recognized in 2010 in the accompanying financial statements.

Research service to Gwangju Institute of Science and Technology

On November 2010, the Company entered into a “Commercialization R&D Contract” with Gwangju Institute of Science and Technology (GIST). According to the agreement, GIST provides total USD $90,000 assistance to the Company and the Company performs commercialization R&D services to GIST.

The Company received USD $40,500 and USD $49,500 in 2011 and 2010, respectively, and recognized the amounts as Other Revenue in the accompanying financial statements. According to the agreement, the Company was also liable to pay Technology Fee Advance equivalent to 10% of the proceeds GIST provided to the Company at the end of R&D period, as well as Commercial Technology Fee equivalent to 1.0% of product sales generated by the developed technology. The Company recognized the Technology Fee Advance of USD $9,000 in 2010 as other payable in the accompanying financial statements. However, Commercial Technology Fee was not recognized both in 2011 and 2010 as related sales did not occur.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Note 8 - Notes Payable with detachable warrants

Notes Payable

Principal and Attached Warrants. On March 9, 2011, the Company sold twenty two (22) $9,000 each, or $198,000, in aggregate, of 2% unsecured promissory notes (the “Notes”) maturing three (3) years from the date of issuance along with twenty two (22) warrants to purchase 285 shares each, or 6,285 shares in aggregate, of common stock at an exercise price of $31.36 per share, which will expire on March 9, 2014, (the “2011 Warrants”) for an aggregate purchase price of $198,000. Payments of $72,000 were made during 2011.

Interest Rate. Interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") of two percent (2%). Interest on the Principal Amount shall accrue from the date of this Note and shall be payable on a quarterly basis.

Default Interest. If the Company fails to pay the principal and interest when due and payable or on the redemption date, a compound default interest rate of eighteen percent (18%) per annum shall apply to the amounts owed hereunder.

Fair Value of Warrants on the Date of Grant.

The fair value of the 2011 warrants to purchase 6,285 common shares issued to the note holders, estimated on the date of grant, was $35,122, which was originally recorded as debt discount - notes payable and a Derivative Warrant Liability.

Summary of Notes Payable and Accrued Interest

Notes payable and related accrued interest consisted of the following:

	December 31, 2011	December 31, 2010

Notes payable	$126,000	$-
Debt discount	(27,027)
Accrued interest	$630	$-

Note 9 - Other Notes Payable

During 2011, the Company received $450,000 in demand notes payable. These notes are unsecured demand notes that bear no interest.

Note 10 - Secured Long-Term Debt

The details of the long-term loans of the Company are as follows:

Details	Borrowed from	Interest rate per annum	Interest payment term	Date of maturity	Amount (USD)
Facility fund	Kukmin Bank	3.08~3.72%	Monthly	2013-04	270,000
Facility fund	Kukmin Bank	3.08~3.72%	Quarterly	2018-10	2,070,000
Facility fund	Kukmin Bank	3.08~3.72%	Quarterly	2018-10	900,000

The loans are due at the dates of maturity. The loans were secured by the collateral of the Company’s assets such as building and machinery in the amount of $3,564,000.

Secured long-term debt consisted of the following:

	December 31, 2011	December 31, 2010

Long-term loans payable	$3,240,000	$2,970,000

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Note 11 - Stockholders’ Deficit

Common Stock

On May 27, 2010, the Company issued 30,000 common shares at par to its founder, or $120,000 in aggregate for cash.

In June 2010, the Company issued 330,000 common shares at par to its founders, or $1,320,000 in aggregate for cash.

In February 2011, the Company issued 28,419 common shares at $31.23 per share to investors, or $887,621 in aggregate for cash.

In March 2011, the Company issued 7,500 common shares at $36.00 per share to investors, or $268,769 in aggregate for cash, net of costs of $1,231.

In June 2011, the Company issued 5,885 common shares at $76.50 per share to investors, or $449,663 in aggregate for cash, net of costs of $539.

Note 12 - Derivative Warrant Liability

The notes payable are hybrid instruments, which contain an embedded derivative feature, which would individually warrant separate accounting as a derivative instrument under Paragraph 815-10-05-4.  The embedded derivative feature includes the warrants attached to the Notes.  Pursuant to Paragraph 815-10-05-4, the value of the embedded derivative liability have been bifurcated from the debt host contract and recorded as a derivative liability resulting in a reduction of the initial carrying amount (as unamortized discount) of the notes, which are amortized as debt discount to be presented in other (income) expenses in the statements of operations using the effective interest method over the life of the notes.

The compound embedded derivatives within the notes have been valued using a layered discounted probability-weighted cash flow approach, recorded at fair value at the date of issuance; and marked-to-market at each reporting period end date with changes in fair value recorded in the Company’s statements of operations as “change in the fair value of derivative instrument”.

Year Ended December 31,
2011

Stock Price	$31.09

Expected life (years)	6 months to 3 years
Expected volatility	146% - 301%

Dividend yield	0%
Exercise target price	$62.19

Warrants Issued on March 9, 2011

Description of Warrants

In connection with the issuance of bond payable, the Company issued (i) warrants to purchase 6,285 shares of common stock to the Notes holders with an exercise price of $31.36 per share (based on the exercise price of KRW 35,000 and KRW 1.0 currency exchange rate of 0.000896), which expire on March 9, 2014.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Warrants Activities

The table below summarizes the Company’s derivative warrant activity through December 31, 2011:

	2011 Warrant Activities				APIC Reclassification of Derivative Liability	(Gain) Loss Change in Fair Value of Derivative Liability
	Derivative Shares	Non-derivative Shares	Total Warrant Shares	Fair Value of Derivative Warrants

Derivative warrants at March 9, 2011	6,285	-	6,285	$(35,122)	$-	$-

Exercise of warrants	(-)	-	(-)	-	(-)	-

Exercise of warrants - Cashless	(-)	-	(-)	-	(-)	-

Total warrant exercised	(-)	-	(-)	-	(-)	-

Extinguishment of warrant liability resulting from waiver of anti-dilution	(-)	-	(-)	-	(-)	-

Derivative warrants remaining	6,285	-	6,285	(35,122)	-	-

Mark to market	-	-		(129,701)	-	129,701

Derivative warrants at December 31, 2011	6,285	-	6,285	$(164,823)	$-	$129,701

Note 13 - Income Tax Provision

Deferred Tax Assets and Valuation Allowance

At December 31, 2011, the Company has available for federal income tax purposes net operating loss (“NOL”) carry-forwards of $5,296,163, which may be used to offset future taxable income through the fiscal year ending December 31, 2031.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $1,800,695 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $1,452,302 and $348,393 for fiscal years ended December 31, 2011 and 2010, respectively.

SOLLENSYS CO. LTD.

December 31, 2011 and 2010

Notes to the Financial Statements

__________________________________________________________________

Components of deferred tax assets and valuation allowance are as follows:

	December 31, 2011	December 31, 2010
Net deferred tax assets - Non-current:

Expected income tax benefit from NOL carry-forwards	$1,441,270	$347,791

Less valuation allowance	(1,441,270)	(347,791)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Fiscal Year Ended December 31, 2011	For the Fiscal Year Ended December 31, 2010

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 14 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that the following reportable subsequent events need to be disclosed:

-

On September 30, 2012 a Share Acquisition Agreement (“Agreement”) was entered into for the acquisition of all of the outstanding shares of Sollensys Co Ltd, a South Korean Corporation (“Sollensys Korea”) by Sollensys Corp, a US-based Corporation. Pursuant to the Agreement, Sollensys Corp intends to acquire all of the outstanding shares of Sollensys Korea. The shareholders of Sollensys Korea will own approximately 40% of Sollensys Corp. The closing of the Agreement is subject to the audit of Sollensys Korea’s financial statements for the past two fiscal years, approval by the shareholders of Sollensys Korea and other standard terms and conditions. The parties intend to close the transaction by approximately April 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sollensys Corp.

Date: April 22, 2013	By: /s/ Rowland W. Day
Rowland W. Day
President

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